Exhibit 10.1

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective the 29th day of April, 2013 by and between The GEO Group, Inc., a Florida Corporation, (the “Company”) and George C. Zoley (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive (collectively the “Parties”) have previously entered into the Third Amended and Restated Executive Employment Agreement effective as of August 22nd, 2012 (the “Employment Agreement”); and

WHEREAS, the Parties wish to amend the Employment Agreement as provided herein to employ the Executive in accordance with the provisions herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. The second and third sentences of Section 4.A. of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

“The Company may, from time to time and in the sole discretion of the Board, increase the Annual Base Salary paid to the Executive for cost of living increase(s) to be determined by the Board.”

2. Paragraph 7.A.(i) of the Employment Agreement is deleted in its entirety and replaced with the following:

“TERMINATION PAYMENT. The Executive shall be entitled to and paid a termination payment (the “Termination Payment”) equal to two (2) times the sum of (a) Executive’s Annual Base Salary at the time of such termination and (b) the Executive’s target bonus (the “Target Bonus”) under the Company’s Senior Management Performance Award Plan (or any successor plan) for the fiscal year in which his employment is terminated or, if greater, the Target Bonus for the fiscal year immediately prior to such termination. The Termination Payment shall be made within 10 days of any termination pursuant to this Section 7(A).”

Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment under seal as of the date first above written.

THE GEO GROUP, INC.

By:	/s/ Richard H. Glanton
Name:	Richard H. Glanton
Title:	Chairman of the Compensation Committee

EXECUTIVE

By:	/s/ George C. Zoley
Name:	George C. Zoley

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